Exhibit 99.1
Dollar Tree REPORTS PROGRESS ON FTC’S REVIEW OF ITS PENDING ACQUISITION OF FAMILY DOLLAR

•	Expects Agreement with Federal Trade Commission Staff on Number of Divestitures by End of January 2015

•	Expects to Complete Financing for the Merger in February 2015

CHESAPEAKE, VA - January 12, 2015 - Dollar Tree, Inc. (NASDAQ: DLTR), the nation's leading operator of discount variety stores selling everything for $1 or less, today provided the following update regarding the status of the Federal Trade Commission’s (the “FTC”) review of its pending acquisition (the “Pending Merger”) of Family Dollar Stores, Inc. (NYSE: FDO) (“Family Dollar”).

FTC’s Review of the Pending Merger

Dollar Tree and Family Dollar have remained actively engaged with the staff of the FTC regarding its review of the Pending Merger. Dollar Tree is pleased with the progress, and now believes that it will need to divest fewer than 300 stores. Dollar Tree has made a divestiture proposal and anticipates reaching an agreement with the FTC staff as to the specific number and locations of stores for divestiture by the end of January.

The staff of the FTC has provided Dollar Tree with a preliminary number of stores - roughly 300 - that appear to raise concern. Dollar Tree expects that a number of stores are likely to be removed from this set due to adjustments to account for the Dollar Tree banner’s $1 pricing model, while a small number of other stores may be added due to the existence of Family Dollar stores that adjust prices partially based on the presence of Dollar Tree.

In parallel, Dollar Tree has identified potential divestiture buyers and expects to present potential buyers to the FTC for approval within a month. Multiple potential buyers will conduct due diligence under non-disclosure agreements over the next several weeks. Dollar Tree expects initial indications of interest in the near future, and will move to secure FTC approval and finalize divestiture agreements with the selected bidder as soon as practical.

Implications of FTC’s Review of Dollar General’s Bid for Family Dollar
Unlike Dollar Tree, Dollar General has not agreed to a “hell-or-high-water” commitment in connection with its unsolicited tender offer for Family Dollar (the “DG Bid”). Based on the concerns that the FTC staff continues to express regarding the Pending Merger, Dollar Tree remains convinced that the FTC will require divestitures far in excess of Dollar General’s wholly inadequate store divestiture commitment:

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While roughly 150 Family Dollar stores adjust prices due at least in part to the presence of Dollar Tree, about 5,400 Family Dollar stores adjust prices due at least in part to the presence of Dollar General.

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Fewer than 50 Family Dollar stores are in zones where prices would rise by more than 2% on average under Family Dollar’s pricing rules in the absence of a Dollar Tree. By contrast, more than 3,300 Family Dollar stores are in zones where prices would rise by more than 2% on average under Family Dollar’s pricing rules in the absence of a Dollar General.

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Competition between Family Dollar and Dollar General exhibits none of the mitigating factors noted with respect to Dollar Tree in our December 5, 2014, press release, such as the significant differences between Dollar Tree’s and Family Dollar’s business models. Family Dollar and Dollar General offer a similar shopping experience with similar products at similar prices to similar customers in similar locations. Dollar Tree is much different.

Dollar Tree’s econometric evidence developed during the course of this matter also supports the conclusion that Dollar General is an extremely close competitor to Family Dollar, far closer than Dollar Tree is.
Dollar General’s December 5, 2014, disclosure in response to these points said that “its documents and data tell a very different story.” We expect that Family Dollar plays a role in Dollar General’s competitive decisions, and Dollar General has never described the role that Family Dollar does play. We expect that prices for at least some of Dollar General’s SKUs may be locally priced and could be affected by the presence or absence of Family Dollar. As highlighted by the FTC staff’s indication of a need for divestitures in connection with the Pending Merger despite Dollar Tree’s fixed price-point model, the FTC staff places weight on Family Dollar’s current pricing strategy, even where the acquiring company has a different strategy. As noted above, Family Dollar’s current pricing strategy accounts for the presence of Dollar General at about 5,400 stores, with prices at 3,300 predicted to rise by more than 2% on average in the absence of competition from Dollar General.
In sum, the DG Bid entails fundamental and significant risks to Family Dollar’s shareholders that are not present in the Pending Merger.
Next Steps for the Pending Merger
Special Meeting of Family Dollar Stockholders, Completion of Financing, and FTC Process
The special meeting of Family Dollar shareholders to vote on the Pending Merger is scheduled for January 22, 2015. Dollar Tree expects to complete the financing for the merger in February 2015.
As noted above, Dollar Tree expects that it will reach a preliminary agreement with the FTC staff on the list of stores to be divested by the end of January. Dollar Tree then expects to finalize divestiture agreements with the selected bidder, to address any concerns of the investigating state attorneys general, and to execute a consent order with the FTC’s Bureau of Competition. To facilitate the FTC’s continued review, and in light of the practicalities associated with the transaction, Dollar Tree and Family Dollar have agreed to provide the FTC with four weeks’ notice prior to closing. Dollar Tree expects to initiate this 4-week notice period (which may be terminated early by the FTC) after Dollar Tree executes a consent decree with the FTC’s Bureau of Competition, which should enable the closing of the merger as soon as March 2015.
About Dollar Tree, Inc.
Dollar Tree, Inc., a Fortune 500 Company, operated 5,282 stores in 48 states and five Canadian provinces as of November 1, 2014, with total retail selling square footage of 45.8 million. Our stores operate under the brands of Dollar Tree, Dollar Tree Canada, and Deals. To learn more about Dollar Tree, visit www.DollarTree.com.

Investors/Media Contacts:
Investors:
Randy Guiler
Dollar Tree, Inc.
rguiler@dollartree.com
(757) 321-5284
Media:
Debbie Miller / Nathaniel Garnick
Sard Verbinnen & Co
(212) 687-8080
Important Information for Investors and Stockholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed merger between Dollar Tree and Family Dollar, on October 27, 2014, Dollar Tree filed with the Securities and Exchange Commission (SEC) amendment no. 3 to the registration statement on Form S-4 that included a definitive proxy statement of Family Dollar that also constitutes a prospectus of Dollar Tree. The registration statement has been declared effective by the SEC, and the definitive proxy statement/prospectus is being delivered to stockholders of Family Dollar and was supplemented on November 3, 2014. INVESTORS AND SECURITY HOLDERS OF FAMILY DOLLAR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders are able to obtain free copies of the registration statement and the definitive proxy statement/prospectus and other documents filed with the SEC by Dollar Tree and Family Dollar through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Dollar Tree will be available free of charge on Dollar Tree’s internet website at www.DollarTree.com under the heading “Investor Relations” and then under the heading “Download Library” or by contacting Dollar Tree’s Investor Relations Department at 757-321-5284. Copies of the documents filed with the SEC by Family Dollar will be available free of charge on Family Dollar’s internet website at www.FamilyDollar.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting Family Dollar’s Investor Relations Department at 704-708-2858.
Participants in the Solicitation
Dollar Tree, Family Dollar, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Family Dollar common stock in respect of the proposed merger between Dollar Tree and Family Dollar. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed merger are set forth in the proxy statement/prospectus filed with the SEC. You can also find information about Dollar Tree’s and Family Dollar’s directors and executive officers in Dollar Tree’s proxy statement filed with the SEC on May 12, 2014 and in Family Dollar’s Annual Report on Form 10-K for the fiscal year ended August 30, 2014, respectively. You can obtain free copies of these documents from Dollar Tree or Family Dollar using the contact information above.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information about our current and future prospects and our operations and financial results are based on currently available information. Various risks, uncertainties and other factors could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The forward looking statements contained herein include assumptions about our operations, such as cost controls and market conditions, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the business combination transaction involving Dollar Tree and Family Dollar, the financing of the proposed transaction, the benefits, results, effects, timing and certainty of the proposed transaction, future financial and operating results, expectations concerning the antitrust review process for the proposed transaction and the combined company’s plans, objectives, expectations (financial or otherwise) and intentions.

Risks and uncertainties related to the proposed merger include, among others: the risk that Family Dollar’s stockholders do not approve the merger; the risk that the merger agreement is terminated as a result of a competing proposal; the risk that regulatory approvals required for the merger are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the merger are not satisfied; the risk that the financing required to fund the transaction is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the proposed merger; response by activist stockholders to the merger; costs and difficulties related to the integration of Family Dollar’s business and operations with Dollar Tree’s business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by the merger; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed transaction and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Consequently, all of the forward-looking statements made by Dollar Tree, in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “A Warning About Forward-Looking Statements” and “Risk Factors” in Dollar Tree’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, Dollar Tree’s Quarterly Reports on Form 10-Q for the quarters ended May 3, 2014, August 2, 2014 and November 1, 2014, and other reports filed by Dollar Tree with the SEC, which are available at the SEC’s website http://www.sec.gov.

Please read our “Risk Factors” and other cautionary statements contained in these filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Dollar Tree undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and our financial condition and results of operations could be materially adversely affected.